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                                                                    EXHIBIT 23.1

                              Arthur Andersen LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 21, 2000 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-37505 and 333-88297) and Registration Statements on Form S-3 (File Nos. 333-68351 and 333-77619).


                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP

Tulsa, Oklahoma
 March 13, 2000